AMENDED AND RESTATED
                                    BYLAWS OF

                              BlackRock Master LLC
                      Global Financial Services Master LLC
                             Master Basic Value LLC
                             Master Focus Growth LLC
                        Master Government Securities LLC
                      Master Institutional Money Market LLC
                           Master Large Cap Series LLC
                                Master Money LLC
                              Master Tax-Exempt LLC
                               Master Treasury LLC
                         Master Value Opportunities LLC
                         Quantitative Master Series LLC
                           Short-Term Bond Master LLC

                     (each referred to herein as the "Fund")

                        Effective as of December 9, 2008

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                                TABLE OF CONTENTS


                                                                           Page

                                    ARTICLE I

                              SHAREHOLDER MEETINGS

Section 1.        Chairman....................................................2
Section 2.        Annual Meetings of Shareholders.............................2
Section 3.        Special Meetings of Shareholders............................2
Section 4.        Place of Meetings...........................................2
Section 5.        Notice of Meetings..........................................3
Section 6.        Conduct of Meetings.........................................4
Section 7.        Adjournments................................................5
Section 8.        Record Date.................................................5
Section 9.        Voting......................................................6
Section 10.       Quorum......................................................7
Section 11.       Proxies.....................................................7
Section 12.       Inspectors of Election......................................8
Section 13.       Records at Shareholder Meetings.............................9
Section 14.       Shareholder Action by Written Consent.......................9

                                   ARTICLE II

                                    DIRECTORS

Section 1.        Number and Qualification...................................10
Section 2.        Term, Nomination and Election..............................10
Section 3.        Resignation and Removal....................................11
Section 4.        Vacancies..................................................12
Section 5.        Meetings...................................................12
Section 6.        Quorum.....................................................13
Section 7.        Required Vote..............................................13
Section 8.        Committees.................................................13
Section 9.        Director Action by Written Consent.........................14
Section 10.       Chairman; Records..........................................14
Section 11.       Delegation.................................................14
Section 12.       Compensation...............................................15

                                   ARTICLE III

                                    OFFICERS

Section 1.        Officers of the Fund.......................................15
Section 2.        Election and Tenure........................................15
Section 3.        Removal and Resignation of Officers........................15

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Section 4.        President..................................................15
Section 5.        Secretary..................................................15
Section 6.        Treasurer and/or Chief Financial Officer...................16
Section 7.        Other Officers and Duties..................................16

                                   ARTICLE IV

                  LIMITATIONS OF LIABILITY AND INDEMNIFICATION

Section 1.        No Personal Liability of Directors or Officers.............17
Section 2.        Mandatory Indemnification..................................17
Section 3.        Good Faith Defined; Reliance on Experts....................19
Section 4.        Survival of Indemnification and Advancement of Expenses....19
Section 5.        Insurance..................................................20
Section 6.        Subrogation................................................20

                                    ARTICLE V

                                      STOCK

Section 1.        Shares of Stock............................................20
Section 2.        Transfer Agents, Registrars and the Like...................20
Section 3.        Transfer of Shares.........................................20
Section 4.        Registered Shareholders....................................21
Section 5.        Register of Shares.........................................21
Section 6.        Disclosure of Holdings.....................................21
Section 7.        Signatures.................................................21
Section 8.        Lost Certificates..........................................21

                                   ARTICLE VI

                                  MISCELLANEOUS

Section 1.        Filing.....................................................21
Section 2.        Governing Law..............................................22
Section 3.        Provisions in Conflict with Law or Regulation..............22

                                   ARTICLE VII

                               AMENDMENT OF BYLAWS

Section 1.        Amendment and Repeal of Bylaws.............................22

                                     -ii-

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                           AMENDED AND RESTATED BYLAWS

     These Bylaws are made and adopted pursuant to the Limited Liability Company Agreement of the Fund, as from time to time amended (hereinafter called the "Charter").

     Definitions. As used in these Bylaws, the following terms shall have the following meanings:

     "1940 Act" shall mean the Investment Company Act of 1940 and the rules and regulations promulgated thereunder and exemptions granted therefrom, as amended from time to time.

     "Bylaws" shall mean these Amended and Restated Bylaws of the Fund as amended or restated from time to time by the Directors.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

     "Directors" shall mean the persons elected to the Board of Trustees or Board of Directors, as the case may be, of the Fund from time to time, so long as they shall continue in office, and all other persons who at the time in question have been duly elected or appointed and have qualified as directors or trustees in accordance with the provisions hereof and are then in office.

     "Disabling Conduct" shall have the meaning set forth in Section 2(a) of
Article IV.

     "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

     "Indemnitee" shall have the meaning set forth in Section 2(a) of Article
IV.

     "Independent Director" shall mean a Director that is not an "interested person" as defined in Section 2(a)(19) of the 1940 Act.

     "Independent Non-Party Directors" shall have the meaning set forth in
Section 2(a) of Article IV.

     "Person" shall mean and include individuals, corporations, partnerships, trusts, limited liability companies, associations, joint ventures and other entities, whether or not legal entities, and governments and agencies and political subdivisions thereof.

     "Shareholder" shall mean a holder of record of outstanding Shares from time to time.

     "Shares" shall mean (i) if the Fund is organized as a trust, the units of beneficial interest into which the beneficial interests in the Fund shall be divided from time to time, (ii) if the Fund is organized as a corporation, the shares of stock of the Fund and (iii) if the Fund is organized as a limited liability company, the limited liability company interests of the Fund, and in each case includes fractions of Shares as well as whole Shares. In addition, Shares also means any preferred units of beneficial interest, preferred stock or preferred limited liability company interests which may be issued from time to time, as described herein. All references to Shares shall be deemed to be Shares of any or all series or classes as the context may require.

     "Special Counsel" shall mean an "independent legal counsel" as defined in Reg. ss.270.0-1(a)(6) promulgated under the 1940 Act, and such counsel shall be selected by a majority of the Independent Non-Party Directors.

                                   ARTICLE I

                              SHAREHOLDER MEETINGS

     Chairman. The Chairman, if any, shall act as chairman at all meetings of the Shareholders. In the Chairman's absence, the Vice Chairman, if any, shall act as chairman at the meeting. In the absence of the Chairman and the Vice Chairman, the Director or Directors present at each meeting may elect a temporary chairman for the meeting, who may be one of themselves.

     Annual Meetings of Shareholders. There shall be no annual meetings of Shareholders for the election of Directors or the transaction of any other business except as required by law.

     Special Meetings of Shareholders. A special meeting of Shareholders may be called at any time by a majority of the Directors, the Secretary upon the request of a majority of the Directors or the President and shall also be called by any Director or the Secretary for any proper purpose upon written request of Shareholders of the Fund holding in the aggregate not less than ten percent (10%) of the outstanding Shares of the Fund, such request specifying the purpose or purposes for which such meeting is to be called.(1)

     Place of Meetings. Any Shareholder meeting shall be held within or without the state in which the Fund was formed on such day and at such time as the Directors shall designate.

          Section 1. Notice of Meetings.

----------
(1) For Short-Term Bond Master LLC, add the following after the words "Shares of the Fund" in this sentence: "(if the meeting relates to the Fund and not solely to one or more particular series), or not less than ten percent (10%) of the Shares of a series (if the meeting relates solely to that series), or not less than ten percent (10%) of the Shares of the several series affected (if the meeting relates to more than one series but fewer than all)".

         For each of Global Financial Services Master LLC, Quantitative Master Series LLC, BlackRock Master LLC and Master Large Cap Series LLC, add the following after the words "Shares of the Fund" in this sentence:
         "(if the meeting relates to the Fund and not solely to a particular series), or not less than 10% of the Shares of a series (if the meeting relates solely to that series)".

               (a) Written notice of all meetings of Shareholders, stating the time, place and purposes of the meeting, shall be given by the Directors by mail to each Shareholder of record at its registered address, mailed at least ten
(10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable law.(2) Such notice will also specify the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such meeting. No business (including without limitation nominations for the election of Directors) may be transacted at a meeting of Shareholders, other than business that is either (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),
(ii) otherwise properly brought before the meeting by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (iii) otherwise properly brought before the meeting by any Shareholder of the Fund, whether such proposal is included in the Fund's proxy statement or a proxy statement prepared by one or more Shareholders, (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Article I Section 5 and on the record date for the determination of Shareholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Article I Section 5 or, with respect to the election of Directors, set forth in Section 2 of Article II.

               (b) In addition to any other applicable requirements, for business to be properly brought before a meeting by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Fund.

                    (i) To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Fund not later

----------
(2) For Master Large Cap Series LLC, delete "shall be given by the Directors by mail to each Shareholder at its registered address" in this sentence and replace it with "shall be given by the Directors by mail to each Shareholder of the series, or class thereof, or the Fund at its registered address".

         For Short-Term Bond Master LLC, delete "shall be given by the Directors by mail to each Shareholder at its registered address" in this sentence and replace it with "shall be given by the Directors by mail to each Shareholder of the series, or class thereof, or the Fund entitled to vote thereon at its registered address".

         For each of Global Financial Services Master LLC and BlackRock Master LLC, delete "shall be given by the Directors by mail to each Shareholder at its registered address" in this sentence and replace it with "shall be given by the Directors by mail to each Shareholder of the series or the Fund at its registered address".

         For Quantitative Master Series LLC, delete "shall be given by the Directors by mail to each Shareholder at its registered address, mailed at least ten (10) days and not more than sixty (60) days before the meeting or otherwise in compliance with applicable law" in this sentence and replace it with "shall be given by the Directors by mail to each Shareholder of the series or the Fund at its registered address, mailed at least ten (10) days and not more than fifty (50) days before the meeting or otherwise in compliance with applicable law".

     than the close of business on the fifth (5th) day following the day on which notice of the date of the meeting was mailed or public disclosure of the date of the meeting was made, whichever first occurs.

                    (ii) Except for notices regarding nominations for the election of Directors, which notices shall be prepared in accordance with
     Article II Section 2(c)(ii), to be in proper written form, a Shareholder's notice to the Secretary must set forth as to each matter such Shareholder proposes to bring before the meeting (A) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (B) the name and record address of such Shareholder, (C) the class or series and number of Shares of the Fund which are owned beneficially or of record by such Shareholder, (D) a description of all arrangements or understandings between such Shareholder and any other person or persons (including their names) in connection with the proposal of such business by such Shareholder and any material interest of such Shareholder in such business and (E) a representation that such Shareholder intends to appear in person or by proxy at the meeting to bring such business before the meeting.

          (c) No business shall be conducted at a meeting of Shareholders except business brought before the meeting in accordance with the procedures set forth in this Article I Section 5 or Article II Section 2, as the case may be; provided, however, that, once business has been properly brought before the meeting in accordance with such procedures, nothing in this Article I Section 5 shall be deemed to preclude discussion by any Shareholder of any such business. If the chairman of a meeting determines that business was not properly brought before the meeting in accordance with the foregoing procedures, the chairman of the meeting shall declare to the meeting that the business was not properly brought before the meeting and such business shall not be transacted.

          (d) Whenever written notice is required by law or the Charter to be given to any Shareholder, such notice may be given by mail, addressed to such Shareholder at such Shareholder's address as it appears on the records of the Fund, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail or with another reasonable delivery service customarily used for business purposes.

     Conduct of Meetings. The Board of Directors of the Fund may adopt by resolution such rules and regulations for the conduct of any meeting of the Shareholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of any meeting of the Shareholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (a) the establishment of an agenda or order of business for the meeting; (b) the determination of when the polls shall open and close for any given matter to be voted on at the meeting; (c) rules and procedures for maintaining order at the meeting and the safety of those present;
(d) limitations on attendance at or participation in the meeting to Shareholders of record of the Fund, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (e) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (f) limitations on the time allotted to questions or comments by participants.

     Adjournments. The chairman of any meeting of the Shareholders may adjourn the meeting from time to time to reconvene at the same or some other place, and notice need not be given of any such adjourned meeting if the time and place, if any, thereof and the means of remote communications, if any, by which Shareholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Fund may transact any business which might have been transacted at the original meeting. Any adjourned meeting may be held as adjourned one or more times without further notice not later than one hundred and twenty (120) days after the record date. If after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting in accordance with the requirements of Section 5 of this Article I shall be given to each Shareholder of record entitled to vote at the meeting and each other Shareholder entitled to notice of the meeting.

     Record Date.

          (e) For the purposes of determining the Shareholders who are entitled to vote at, or otherwise entitled to notice of any meeting, the Directors may, without closing the transfer books, fix a date not more than sixty (60) nor less than ten (10) days prior to the date of such meeting of Shareholders as a record date for the determination of the Persons to be treated as Shareholders of record for such purposes.(3) The record date shall not precede the date upon which the resolution fixing the record date is adopted by the Directors. If no record date is fixed by the Directors and the stock transfer books are not closed, the record date for determining Shareholders entitled to notice of or to vote at a meeting of the Shareholders shall be at the later of (i) the close of business on the day on which notice is mailed or (ii) the thirtieth (30th) day before the meeting. A determination of Shareholders of record entitled to notice of or to vote at a meeting of the Shareholders shall apply to any adjournment of the meeting; provided, however, that the Directors may fix a new record date for the adjourned meeting.

          (f) In order that the Fund may determine the Shareholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Directors. If no record date has been fixed by the Directors, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Directors is required by applicable law or the Charter, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Fund by delivery to

----------
(3) For each of Short-Term Bond Master LLC, Global Financial Services Master LLC, Quantitative Master Series LLC, BlackRock Master LLC and Master Large Cap Series LLC, add the following after the words "Shareholders of record" in this sentence: "of a particular series or the Fund".

its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery made to the Fund's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Directors and prior action by the Directors is required by applicable law or the Charter, the record date for determining Shareholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Directors adopts the resolution taking such prior action.

     Section 2. Voting.

               (a) Shareholders shall have no power to vote on any matter except matters on which a vote of Shareholders is required by applicable law, the Charter or resolution of the Directors. Except as otherwise provided herein, any matter required to be submitted to Shareholders and affecting one or more classes or series of Shares shall require approval by the required vote of all the affected classes and series of Shares voting together as a single class; provided, however, that as to any matter with respect to which a separate vote of any class or series of Shares is required by the 1940 Act, such requirement as to a separate vote by that class or series of Shares shall apply in addition to a vote of all the affected classes and series voting together as a single class. Shareholders of a particular class or series of Shares shall not be entitled to vote on any matter that affects only one or more other classes or series of Shares.

               (b) Subject to any provision of applicable law, the Charter, these Bylaws or a resolution of the Directors specifying a greater or a lesser vote requirement for the transaction of any item of business at any meeting of Shareholders, (i) the affirmative vote of a majority of the Shares present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the Shareholders with respect to any matter that properly comes before the meeting, and (ii) where a separate vote of two or more classes or series of Shares is required on any matter, the affirmative vote of a majority of the Shares of such class or series of Shares present in person or represented by proxy at the meeting shall be the act of the Shareholders of such class or series with respect to such matter.

               (c) Only Shareholders of record shall be entitled to vote. Each Shareholder shall be entitled to vote proportionate to his or her Shares in the Fund.(4) When any Share is held jointly by several persons, any one of them may vote at any meeting in

----------
(4) For each of Master Treasury LLC, Master Tax-Exempt LLC, Master Government Securities LLC and Master Money LLC, add the following to the end of this sentence: "; provided, however, in the event that Shareholders exercise pass through voting, such Shareholders shall vote their Shares on the same basis as interests in such Shareholders are voted".

         For each of Short-Term Bond Master LLC, Global Financial Services Master LLC, Master Large Cap Series LLC, BlackRock Master LLC and Quantitative Master Series LLC, add the following to the end of this sentence: "or in any series (as the context may require)".

person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share.

               (d) There shall be no cumulative voting in the election or removal of Directors.

     Quorum. The holders of a majority of the Shares entitled to vote on any matter at a meeting, present in person or by proxy, shall constitute a quorum at such meeting of the Shareholders for purposes of conducting business on such matter. The absence from any meeting, in person or by proxy, of a quorum of Shareholders for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if there shall be present thereat, in person or by proxy, a quorum of Shareholders in respect of such other matters. A quorum, once established, shall not be broken by the withdrawal of enough votes to leave less than a quorum. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the chairman of the meeting, shall have power to adjourn the meeting from time to time, in the manner provided in Section 7 of this Article I, until a quorum shall be present or represented.

     Section 3. Proxies.

               (a) At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by properly executed proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Fund as the Directors or Secretary may direct, for verification prior to the time at which such vote shall be taken. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or one or more of the officers or employees of the Fund. No proxy shall be valid after the expiration of 11 months from the date thereof, unless otherwise provided in the proxy. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or to the legal control of any other person as regards the charge or management of such Share, such person may vote by their guardian or such other person appointed or having such control, and such vote may be given in person or by proxy.

               (b) Without limiting the manner in which a Shareholder may authorize another person or persons to act for such Shareholder as proxy, the following shall constitute a valid means by which a Shareholder may grant such authority:

                    (i) A Shareholder may execute a writing authorizing another person or persons to act for such Shareholder as proxy. Execution may be accomplished by the Shareholder or such Shareholder's authorized officer, director, employee or agent signing such writing or causing such person's signature to be affixed to such writing by any reasonable means, including, but not limited to, by facsimile or electronic signature.

                    (ii) A Shareholder may authorize another person or persons to act for such Shareholder as proxy by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic or telephonic transmission to the person who will be the holder of the proxy or to a proxy solicitation firm, proxy support service organization or like agent duly authorized by the person who will be the holder of the proxy to receive such transmission, provided that any such telegram, cablegram or other means of electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the Shareholder. If it is determined that such telegrams, cablegrams or other electronic transmissions are valid, the inspectors of election or, if there are no inspectors of election, such other persons making that determination shall specify the information on which they relied.

               (c) Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission authorizing another person or persons to act as proxy for a Shareholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used; provided, however, that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

     Section 4. Inspectors of Election.

               (a) In advance of any meeting of Shareholders, the Directors may appoint inspectors of election to act at the meeting or any adjournment thereof. If inspectors of election are not so appointed, the person acting as Chairman of any meeting of Shareholders may, and on the request of any Shareholder or Shareholder proxy shall, appoint inspectors of election of the meeting. The number of inspectors of election shall be either one or three. If appointed at the meeting on the request of one or more Shareholders or proxies, a majority of Shares present shall determine whether one or three inspectors of election are to be appointed, but failure to allow such determination by the Shareholders shall not affect the validity of the appointment of inspectors of election. In case any person appointed as inspector of election fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Directors in advance of the convening of the meeting or at the meeting by the person acting as chairman. Unless otherwise required by applicable law, inspectors may be officers, employees or agents of the Fund. Each inspector, before entering upon the discharge of the duties of inspector, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of such inspector's ability.

               (b) The inspectors of election shall have the duties prescribed by law and shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. If there are three inspectors of election, the decision, act or certificate of a majority is effective in all respects as the decision, act or certificate of all. On request of the chairman, if any, of the meeting, the inspectors of election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

     Records at Shareholder Meetings. At each meeting of the Shareholders, there shall be made available for inspection at a convenient time and place during normal business hours, if requested by Shareholders, a list of the Shareholders of the Fund, as of the record date of the meeting or the date of closing of transfer books, as the case may be. Such list of Shareholders shall contain the name and the address of each Shareholder in alphabetical order and the number of Shares owned by such Shareholder. The books and records of the Fund shall otherwise be open to inspection by Shareholders during normal business hours for any purpose not harmful to the Fund.

     Section 5. Shareholder Action by Written Consent.

               (a) Any action which may be taken by Shareholders by vote may be taken without a meeting if the holders entitled to vote thereon, in the proportion of Shares required for approval of such action at a meeting of Shareholders, consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

               (b) Any such consent shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Delivery shall be in paper form, by hand, by certified or registered mail, return receipt requested, or by electronic transmission. Every written consent shall bear the date of signature of each Shareholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered in the manner required by this Article I Section 14 to the Fund, written consents signed by a sufficient number of holders to take action are delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business, or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a Shareholder or proxyholder, or by a person or persons authorized to act for a Shareholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this Article I
Section 14, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the Fund can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the Shareholder or proxyholder or by a person or persons authorized to act for the Shareholder or proxyholder and (ii) the date on which such Shareholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Fund by delivery to its registered office in the state in which the Fund was formed, its principal place of business or an officer or agent of the Fund having custody of the book in which proceedings of meetings of the Shareholders are recorded. Such delivery shall be made by hand or by certified or registered mail, return receipt requested. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

               (c) Within ten (10) days after the effective date of the action, notice of the taking of the action without a meeting by less than unanimous written consent shall be given to those Shareholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of holders to take the action were delivered to the Fund as provided above in this Article I
Section 14.

                                   ARTICLE II

                                    DIRECTORS

     Number and Qualification. Prior to a public offering of Shares there may be a sole Director. Thereafter, the number of Directors shall be determined by a written instrument signed by a majority of the Directors then in office, provided that the number of Directors shall be no less than the lower limit for Directors as stated in the Charter and no more than fifteen (15). No reduction in the number of Directors shall have the effect of removing any Director from office prior to the expiration of the Director's term. An individual nominated as a Director shall be at least twenty-one (21) years of age and not older than the age set forth in any mandatory retirement policy adopted by the Fund (or seventy-two (72) years of age at the time of nomination if no such policy has been adopted) and not under legal disability. Directors need not own Shares and may succeed themselves in office.

     Section 1. Term, Nomination and Election.

               (a) The term of office of a Director shall be as provided in the Charter. The Directors shall be elected at any meeting of the Shareholders called for that purpose, except as provided in the Charter or in Section 4 of this Article II. Each Director elected shall hold office until his or her successor shall have been elected and shall have qualified. The term of office of a Director shall terminate and a vacancy shall occur in the event of the death, resignation, removal, bankruptcy, adjudicated incompetence or other incapacity to perform the duties of the office of the Director.

               (b) Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors of the Fund, whether such person is submitted to Shareholders in the Fund's proxy statement or a proxy statement prepared by one or more Shareholders, except as may be otherwise provided in the Charter with respect to the right of holders of preferred stock of the Fund to nominate and elect a specified number of Directors in certain circumstances. Nominations of persons for election to the Board of Directors at any meeting of Shareholders called for the purpose of electing Directors, may be made (i) by or at the direction of the Board of Directors (or any duly authorized committee thereof) or (ii) by any Shareholder of the Fund (A) who is a Shareholder of record on the date of the giving of the notice provided for in this Article II Section 2 and on the record date for the determination of Shareholders entitled to notice of and to vote at such meeting and (B) who complies with the notice procedures set forth in this Article II
Section 2.

               (c) In addition to any other applicable requirements, for a nomination to be made by a Shareholder, such Shareholder must have given timely notice thereof in proper written form to the Secretary of the Fund.

                    (i) To be timely, a Shareholder's notice to the Secretary must be delivered to or mailed and received at the principal executive offices of the Fund in accordance with Article I Section 5(b)(i).

                    (ii) To be in proper written form, a Shareholder's notice to the Secretary must set forth (A) as to each person whom the Shareholder proposes to nominate for election as a Director (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class or series and number of shares of the Fund which are owned beneficially or of record by the person, if any, and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act; and (B) as to the Shareholder giving the notice (1) the name and record address of such Shareholder, (2) the class or series and number of shares of the Fund which are owned beneficially or of record by such Shareholder, (3) a description of all arrangements or understandings between such Shareholder and each proposed nominee and any other person or persons (including their names) in connection with which the nomination(s) are made by such Shareholder, (4) a representation that such Shareholder intends to appear in person or by proxy at the meeting to nominate the persons named in its notice and (5) any other information relating to such Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a Director if elected.

               (d) No person shall be eligible for election as a Director of the Fund unless nominated in accordance with the procedures set forth in this
Article II Section 2. If the chairman of the meeting determines that a nomination was not made in accordance with the foregoing procedures, the chairman shall declare to the meeting that the nomination was defective and such defective nomination shall be disregarded.

     Resignation and Removal. Any of the Directors may resign (without need for prior or subsequent accounting) by an instrument in writing signed by such Director and delivered or mailed to the Directors, the Chairman, if any, the President, or the Secretary and such resignation shall be effective upon such delivery, or at a later date according to the terms of the instrument. Any of the Directors may be removed, provided the aggregate number of Directors after such removal shall not be less than the minimum number set forth in the Charter, only by the proportion of votes of the Shareholders or Directors, as applicable, that are set forth in the Charter as the required proportion of votes for removal of Director, and with or without cause as may be permitted by the Charter or as required by applicable law. Upon the resignation or removal of a Director, each such resigning or removed Director shall execute and deliver to the Fund such documents as may be required by applicable law or the Charter or as may be requested by the remaining Directors as being in the best interests of the Fund and the Shareholders. Upon the incapacity or death of any Director, such Director's legal representative shall execute and deliver to the Fund on such Director's behalf such documents as the remaining Directors shall require as provided in the preceding sentence.

     Vacancies. Whenever a vacancy in the Board of Directors shall occur, (i) Shareholders of at least a majority of the Shares cast may fill such vacancy by appointing an individual having the qualifications described in this Article(5) or (ii) except as required by the 1940 Act, the remaining Directors may fill such vacancy by appointing an individual having the qualifications described in this Article by a written instrument signed by a majority of the Directors, whether or not sufficient to constitute a quorum, then in office, or may leave such vacancy unfilled or may reduce the number of Directors. The aggregate number of Directors after such reduction shall not be less than the minimum number required by the Charter. If the Shareholders of any class or series of Shares are entitled separately to elect one or more Directors, a majority of the remaining Directors elected by that class or series or the sole remaining Director elected by that class or series may fill any vacancy among the number of Directors elected by that class or series. Any vacancy created by an increase in Directors may be filled by the appointment of an individual having the qualifications described in this Article II made by a written instrument signed by a majority of the Directors then in office. Any such appointment shall not become effective, however, until the Person named in the written instrument of appointment shall have accepted in writing such appointment and agreed in writing to be bound by the terms of the Charter. Whenever a vacancy in the number of Directors shall occur, until such vacancy is filled as provided herein, the Directors in office, regardless of their number, shall have all the powers granted to the Directors and shall discharge all the duties imposed upon the Directors.

     Section 2. Meetings.

               (a) Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the Vice Chairman, if any, the President or any two Directors.(6) Regular meetings of the Directors may be held without call or notice at a time and place fixed by the Bylaws or by resolution of the Directors. Notice of any other meeting shall be given by the Secretary and shall be delivered to the Directors orally not less than 24 hours, or in writing not less than 72 hours, before the meeting, but may be waived in writing by any Director either before or

----------
(5) For each of Master Large Cap Series LLC, BlackRock Master LLC and Quantitative Master Series LLC, delete "Shares cast" in this clause and replace it with "Shares entitled to vote".

(6) For each of Master Basic Value LLC, Master Value Opportunities LLC, Master Focus Growth LLC, Master Treasury LLC, Master Tax-Exempt LLC, Master Government Securities LLC, Master Money LLC and Master Institutional Money Market LLC, delete "Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the Vice Chairman, if any, the President or any two Directors" and replace it with "Meetings of the Directors shall be held from time to time upon the call of the Chairman, if any, the president, the secretary or any Director".

after such meeting. The attendance of a Director at a meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting has not been properly called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be stated in the notice or waiver of notice of such meeting, and no notice need be given of action proposed to be taken by written consent. Whenever written notice is required by law, the Charter or these Bylaws to be given to any Director, such notice may be given by mail, addressed to such Director at such person's address as it appears on the records of the Fund, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited with a nationally recognized overnight delivery service, or by facsimile or email to a location provided by the Director to the Fund.

               (b) The Secretary of the Fund shall act as secretary at each meeting of the Board of Directors and of each committee thereof. In case the Secretary shall be absent from any meeting of the Board of Directors or of any committee thereof, an Assistant Secretary or a person appointed by the chairman of the meeting shall act as secretary of the meeting. Notwithstanding the foregoing, the members of each committee of the Board of Directors may appoint any person to act as secretary of any meeting of such committee and the Secretary of the Fund may, but need not if such committee so elects, serve in such capacity.

               (c) Unless otherwise provided by applicable law, all or any one or more Directors may participate in a meeting of the Directors or any committee thereof by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other; participation in a meeting pursuant to any such communications system shall constitute presence in person at such meeting.

     Quorum. Any time there is more than one Director, a quorum for all meetings of the Directors shall be a majority of the Directors. If a quorum shall not be present at any meeting of the Board of Directors or any committee thereof, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting of the time and place of the adjourned meeting, until a quorum shall be present. With respect to actions of the Directors and any committee of the Directors, Directors who are not Independent Directors in any action to be taken may be counted for quorum purposes under this Article II Section 6 and shall be entitled to vote to the extent not prohibited by the 1940 Act.

     Required Vote. Unless otherwise required or permitted in the Charter or by applicable law (including the 1940 Act), any action of the Board of Directors may be taken at a meeting at which a quorum is present by vote of a majority of the Directors present.

     Section 3. Committees.

               (a) The Board of Directors may designate one or more committees, each committee to consist of one or more of the Directors of the Fund. Each member of a committee must meet the requirements for membership, if any, imposed by applicable law and the rules and regulations of any securities exchange or quotation system on which the securities of the Fund are listed or quoted for trading. The Board of Directors may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of any such committee. Subject to the rules and regulations of any securities exchange or quotation system on which the securities of the Fund are listed or quoted for trading, in the absence or disqualification of a member of a committee, and in the absence of a designation by the Board of Directors of an alternate member to replace the absent or disqualified member, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another qualified member of the Board of Directors to act at the meeting in the place of any absent or disqualified member. Any Director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

               (b) Any committee, to the extent permitted by law and provided in the resolution or charter establishing such committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Fund, and may authorize the seal of the Fund to be affixed to all papers which may require it. Notwithstanding anything to the contrary contained in this Article II Section 8, the resolution of the Board of Directors establishing any committee of the Board of Directors or the charter of any such committee may establish requirements or procedures relating to the governance or operation of such committee that are different from, or in addition to, those set forth in these Bylaws and, to the extent that there is any inconsistency between these Bylaws and any such resolution or charter, the terms of such resolution or charter shall be controlling.

               (c) Any committee of the Directors, including an executive committee, if any, may act with or without a meeting. A quorum for all meetings of any committee shall be a majority of the members thereof. Unless otherwise required by applicable law (including the 1940 Act) or provided in the Charter or these Bylaws, any action of any such committee may be taken at a meeting at which a quorum is present by vote of a majority of the members present. Each committee shall keep regular minutes and report to the Board of Directors when required.

     Director Action by Written Consent. Unless otherwise provided in the Charter, any action which may be taken by Directors by vote may be taken without a meeting if a majority of the Directors, or members of a committee, as the case may be, consent to the action in writing or electronic transmission and the written consents or electronic transmission are filed with the records of the meetings of Directors. Such consent shall be treated for all purposes as a vote taken at a meeting of Directors or the committee.

     Chairman; Records. The Chairman, if any, shall act as chairman at all meetings of the Directors. In absence of the Chairman, the Vice Chairman, if any, shall act as chairman at the meeting. In the absence of the Chairman and the Vice Chairman, the Directors present shall elect one of their number to act as temporary chairman. The results of all actions taken at a meeting of the Directors, or by written consent of the Directors, shall be recorded by the Secretary or, in the absence of the Secretary, an Assistant Secretary or such other person appointed by the Board of Directors as the meeting secretary.

     Delegation. Unless provided in the Charter or these Bylaws and except as provided by applicable law, the Directors shall have the power to delegate from time to time to such of their number or to officers, employees or agents of the Fund the doing of such things, including any matters set forth in the Charter or these Bylaws, and the execution of such instruments either in the name of the Fund or the names of the Directors or otherwise as the Directors may deem expedient.

     Compensation. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or a stated salary for service as Director, payable in cash or securities. Members of special or standing committees may be allowed like compensation for service as committee members.

                                  ARTICLE III

                                    OFFICERS

     Officers of the Fund. The Directors shall elect a President, a Secretary and a Treasurer and may elect a Chairman and a Vice Chairman. Any Chairman or Vice Chairman shall, and the President, Secretary and Treasurer may, but need not, be a Director. No other officer of the Fund need be a Director. Any two or more of the offices may be held by the same Person, except that the same person may not be both President and Secretary.

     Election and Tenure. The Chairman, if any, and Vice Chairman, if any, President, Secretary, Treasurer and such other officers as the Directors from time to time may elect shall serve at the pleasure of the Directors or until their successors have been duly elected and qualified. The Directors may fill a vacancy in office or add any additional officers at any time.

     Removal and Resignation of Officers. Any officer may be removed at any time, with or without cause, by action of a majority of the Directors. This provision shall not prevent the making of a contract of employment for a definite term with any officer and shall have no effect upon any cause of action which any officer may have as a result of removal in breach of a contract of employment. Any officer may resign at any time by notice in writing signed by such officer and delivered or mailed to the Chairman, if any, President, or Secretary, and such resignation shall take effect immediately upon receipt by the Chairman, if any, President, or Secretary, or at a later date according to the terms of such notice in writing.

     President. The President shall, subject to the control of the Directors, have general supervision, direction and control of the business of the Fund and of its employees and shall exercise such general powers of management as are usually vested in the office of President of a corporation. The President shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the President, the Directors shall delegate authority to another officer of the Fund to perform all of the duties of the President, and when so acting shall have all the powers of and be subject to all of the restrictions upon the President.

     Secretary. The Secretary shall maintain the minutes of all meetings of, and record all votes of, Shareholders, Directors and committees of Directors, if any. The Secretary shall be custodian of the seal of the Fund, if any, and the Secretary (and any other person so authorized by the Directors) may affix the seal, or if permitted, facsimile thereof, to any instrument executed by the Fund which would be sealed by a business corporation in the state in which the Fund was formed executing the same or a similar instrument and shall attest the seal and the signature or signatures of the officer or officers executing such instrument on behalf of the Fund. The Secretary shall also perform any other duties commonly incident to such office in a business corporation in the state in which the Fund was formed and shall have such other authorities and duties as the Directors shall from time to time determine, including but not limited to calling meetings of Shareholders and providing written notice of all meetings of Shareholders.

     Treasurer and/or Chief Financial Officer. The Treasurer and/or Chief Financial Officer shall, subject to the control of the Directors and President, have the general supervision of the monies, funds, securities, notes receivable and other valuable papers and documents of the Fund, and shall have and exercise under the supervision of the Directors and of the President all powers and duties normally incident to the office. Such officer(s) may endorse for deposit or collection all notes, checks and other instruments payable to the Fund or to its order. Such officer(s) shall deposit all funds of the Fund in such depositories as the Directors shall designate. Such officer(s) shall be responsible for such disbursement of the funds of the Fund as may be ordered by the Directors or the President. Such officer(s) shall keep accurate account of the books of the Fund's transactions which shall be the property of the Fund, and which together with all other property of the Fund in such officer(s)'s possession, shall be subject at all times to the inspection and control of the Directors. Unless the Directors shall otherwise determine, such officer(s) shall be the principal accounting officer(s) of the Fund and shall also be the principal financial officer(s) of the Fund. Such officer(s) shall have such other duties and authorities as the Directors shall from time to time determine. Notwithstanding anything to the contrary herein contained, the Directors may authorize any adviser, administrator, manager or transfer agent to maintain bank accounts and deposit and disburse funds of any series of the Fund on behalf of such series.

     Other Officers and Duties. The Directors may elect or appoint, or may authorize the President to appoint, such other officers or agents with such powers as the Directors may deem to be advisable. Assistant officers shall act generally in the absence of the officer whom they assist and shall assist that officer in the duties of the office. Each officer, employee and agent of the Fund shall have such other duties and authority as may be conferred upon such person by the Directors or delegated to such person by the President.

               (a) If the Directors elect or appoint, or authorize the President to appoint, a chief executive officer of the Fund, such chief executive officer, subject to direction of the Directors, shall have power in the name and on behalf of the Fund to execute any and all loans, documents, contracts, agreements, deeds, mortgages, registration statements, applications, requests, filings and other instruments in writing, and to employ and discharge employees and agents of the Fund. Unless otherwise directed by the Directors, the chief executive officer shall have full authority and power, on behalf of all of the Directors, to attend and to act and to vote, on behalf of the Fund at any meetings of business organizations in which the Fund holds an interest, or to confer such powers upon any other persons, by executing any proxies duly authorizing such persons. The chief executive officer shall have such further authorities and duties as the Directors shall from time to time determine. In the absence or disability of the chief executive officer, the Directors shall delegate authority to another officer of the Fund to perform all of the duties of the chief executive officer, and when so acting shall have all the powers of and be subject to all of the restrictions upon the chief executive officer.

                                   ARTICLE IV

                  LIMITATIONS OF LIABILITY AND INDEMNIFICATION

         No Personal Liability of Directors or Officers. No Director, advisory board member or officer of the Fund shall be subject in such capacity to any personal liability whatsoever to any Person, save only liability to the Fund or its Shareholders arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person and, in the case of any Director or officer of the Fund, liability to any Director, officer, employee or agent of the Fund, arising from bad faith, willful misfeasance, gross negligence or reckless disregard for his or her duty to such Person; and, subject to the foregoing exception, all such Persons shall look solely to the assets of the Fund for satisfaction of claims of any nature arising in connection with the affairs of the Fund. If any Director, advisory board member or officer, as such, of the Fund, is made a party to any suit or proceeding to enforce any such liability, subject to the foregoing exception, such person shall not, on account thereof, be held to any personal liability. Any repeal or modification of the Charter or this Article IV Section 1 shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Section 1. Mandatory Indemnification.

               (a) The Fund hereby agrees to indemnify each person who is or was a Director, advisory board member or officer of the Fund (each such person being an "Indemnitee") to the full extent permitted under applicable law against any and all liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and legal fees and expenses reasonably incurred by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such person may be or may have been involved as a party or otherwise or with which such person may be or may have been threatened, while acting in any capacity set forth in this Article IV by reason of having acted in any such capacity, whether such liability or expense is asserted before or after service, except, in the case of any advisory board member, with respect to any matter as to which such advisory board member shall not have acted in good faith in the reasonable belief that his or her action was in the best interest of the Fund or, in the case of any criminal proceeding, as to which such advisory board member shall have had reasonable cause to believe that the conduct was unlawful; provided, however, that no Indemnitee shall be indemnified hereunder against any liability to any person or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence, or (iv) reckless disregard of the duties involved in the conduct of the Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being sometimes referred to herein as "Disabling Conduct"); provided, that in the case of a Director or officer of the Fund, he or she shall have been adjudicated to have acted with Disabling Conduct; provided, further, that as to any matter disposed of by a compromise payment by any such Director or officer of the Fund, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Director or officer of the Fund did not engage in Disabling Conduct by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he or she did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are both Independent Directors and not parties to the proceeding ("Independent Non-Party Directors"), or by written opinion from independent legal counsel approved by the Directors. Notwithstanding the foregoing, with respect to any action, suit or other proceeding voluntarily prosecuted by any advisory board member as plaintiff, indemnification shall be mandatory only if the prosecution of such action, suit or other proceeding by such advisory board member (A) was authorized by a majority of the Directors or (B) was instituted by the advisory board member to enforce his or her rights to indemnification hereunder in a case in which the advisory board member is found to be entitled to such indemnification. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which such person reasonably believed to be in or not opposed to the best interests of the Fund, and, with respect to any criminal action or proceeding, had reasonable cause to believe that such person's conduct was unlawful.

               (b) Notwithstanding the foregoing, no indemnification of an advisory board member shall be made hereunder unless there has been a determination (i) by a final decision on the merits by a court or other body of competent jurisdiction before whom the issue of entitlement to indemnification hereunder was brought that such advisory board member is entitled to indemnification hereunder or, (ii) in the absence of such a decision, by (A) a majority vote of a quorum of Independent Non-Party Directors, that the advisory board member is entitled to indemnification hereunder, or (B) if such quorum is not obtainable or even if obtainable, if such majority so directs, a Special Counsel in a written opinion concludes that the advisory board member should be entitled to indemnification hereunder.

               (c) Notwithstanding the foregoing, to the extent that an Indemnitee has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

               (d) The Fund shall make advance payments in connection with the expenses of defending any action with respect to which indemnification might be sought hereunder, to the full extent permitted under applicable law, only if the Fund receives a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standards of conduct necessary for indemnification have been met and a written undertaking by the Indemnitee to reimburse the Fund if it shall ultimately be determined that the standards of conduct necessary for indemnification have not been met; provided, that a Director or officer of the Fund shall not be required to deliver a written affirmation of his or her good faith belief that the standards of conduct necessary for indemnification have been met. In addition, at least one of the following conditions must be met: (i) the Indemnitee shall provide adequate security for his or her undertaking, (ii) the Fund shall be insured against losses arising by reason of any lawful advances or (iii) a majority of a quorum of the Independent Non-Party Directors, or if such quorum is not obtainable or even if obtainable, if a majority vote of such quorum so direct, Special Counsel in a written opinion, shall conclude, based on a review of readily available facts (as opposed to a full trial-type inquiry), that there is substantial reason to believe that the Indemnitee ultimately will be found entitled to indemnification.

               (e) The rights accruing to any Indemnitee under these provisions shall not exclude any other right which any person may have or hereafter acquire under the Charter, these Bylaws or any statute, insurance policy, agreement, vote of Shareholders or Independent Directors or any other right to which such person may be lawfully entitled.

               (f) The Fund shall indemnify and provide for the advance payment of expenses to employees, agents and other Persons providing services to the Fund or serving in any capacity at the request of the Fund as provided in
Section 8.2 of the Charter.(7)

               (g) Any repeal or modification of the Charter or Section 2 of this Article IV shall not adversely affect any right or protection of a Director, advisory board member or officer of the Fund existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

     Good Faith Defined; Reliance on Experts. For purposes of any determination under this Article IV, a person shall be deemed to have acted in good faith and in a manner such person reasonably believed to be in the best interests of the Fund, or, with respect to any criminal action or proceeding, to have had no reasonable cause to believe such person's conduct was unlawful, if such person's action is based on the records or books of account of the Fund, or on information supplied to such person by the officers of the Fund in the course of their duties, or on the advice of legal counsel for the Fund or on information or records given or reports made to the Fund by an independent certified public accountant or by an appraiser or other expert or agent selected with reasonable care by the Fund. The provisions of this Article IV Section 3 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in this Article IV. Each Director and officer or employee of the Fund shall, in the performance of his or her duties, be fully and completely justified and protected with regard to any act or any failure to act resulting from reliance in good faith upon the books of account or other records of the Fund, upon an opinion of counsel, or upon reports made to the Fund by any of the Fund's officers or employees or by any advisor, administrator, manager, distributor, dealer, accountant, appraiser or other expert or consultant selected with reasonable care by the Directors, officers or employees of the Fund, regardless of whether such counsel or expert may also be a Director; provided, that nothing in this Section shall be deemed to exonerate the Directors from their duties of reasonable care, diligence and prudence or any other duties imposed by the 1940 Act.

     Survival of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article IV or the Charter shall continue as to a person who has ceased to be a Director, advisory board member or officer of the

----------
(7) For each of Short-Term Bond Master LLC, Master Large Cap Series LLC, Quantitative Master Series LLC, BlackRock Master LLC and Global Financial Services Master LLC, delete "Section 8.2" and replace it with "Section 8.3".

Fund and shall inure to the benefit of the heirs, executors and personal and legal representatives of such a person.

     Insurance. The Directors may maintain insurance for the protection of the Fund's property, the Shareholders, Directors, officers, employees and agents in such amount as the Directors shall deem adequate to cover possible tort liability, and such other insurance as the Directors in their sole judgment shall deem advisable or is required by the 1940 Act.

     Subrogation. In the event of payment by the Fund to an Indemnitee under the Charter or these Bylaws, the Fund shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute such documents and do such acts as the Fund may reasonably request to secure such rights and to enable the Fund effectively to bring suit to enforce such rights.

                                   ARTICLE V

                                      STOCK

     Shares of Stock. Except as otherwise provided in a resolution approved by the Board of Directors, all Shares of the Fund shall be uncertificated Shares.

     Transfer Agents, Registrars and the Like. The Directors shall have authority to employ and compensate such transfer agents and registrars with respect to the Shares of the Fund as the Directors shall deem necessary or desirable. The transfer agent or transfer agents may keep the applicable register and record therein the original issues and transfers, if any, of the Shares. Any such transfer agents and/or registrars shall perform the duties usually performed by transfer agents and registrars of certificates of stock in a corporation, as modified by the Directors. In addition, the Directors shall have power to employ and compensate such dividend disbursing agents, warrant agents and agents for the reinvestment of dividends as they shall deem necessary or desirable. Any of such agents shall have such power and authority as is delegated to any of them by the Directors.

     Transfer of Shares. Shares of the Fund shall be transferable in the manner prescribed by the Charter, these Bylaws and applicable law. Transfers of Shares shall be made on the books of the Fund upon receipt of proper transfer instructions from the registered holder of the Shares or by such person's attorney lawfully constituted in writing, and upon payment of all necessary transfer taxes and compliance with appropriate procedures for transferring Shares in uncertificated form; provided, however, that such surrender and endorsement, compliance or payment of taxes shall not be required in any case in which the officers of the Fund shall determine to waive such requirement. If any certificated Shares are issued as provided in Section 1 of this Article V, they may be transferred only by the person named in the certificate or by such person's attorney lawfully constituted in writing and upon the surrender of the certificate therefor, properly endorsed for transfer and payment of all necessary transfer taxes. With respect to certificated Shares, every certificate exchanged, returned or surrendered to the Fund shall be marked "Cancelled," with the date of cancellation, by the Secretary of the Fund or the transfer agent thereof. No transfer of Shares shall be valid as against the Fund for any purpose until it shall have been entered in the Share records of the Fund by an entry showing from and to whom transferred.

     Registered Shareholders. The Fund may deem and treat the holder of record of any Shares as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

     Register of Shares. A register shall be kept at the offices of the Fund or any transfer agent duly appointed by the Directors under the direction of the Directors which shall contain the names and addresses of the Shareholders and the number of Shares held by them respectively and a record of all transfers thereof. Separate registers shall be established and maintained for each class or series of Shares. Each such register shall be conclusive as to who are the holders of the Shares of the applicable class or series of Shares and who shall be entitled to receive dividends or distributions or otherwise to exercise or enjoy the rights of Shareholders. No Shareholder shall be entitled to receive payment of any dividend or distribution, nor to have notice given to such Person as herein provided, until such Person has given their address to a transfer agent or such other officer or agent of the Directors as shall keep the register for entry thereon.

     Disclosure of Holdings. The holders of Shares or other securities of the Fund shall upon demand disclose to the Directors in writing such information with respect to direct and indirect ownership of Shares or other securities of the Fund as the Directors deem necessary to comply with the provisions of the Code, the 1940 Act or other applicable laws or regulations, or to comply with the requirements of any other taxing or regulatory authority.

     Signatures. Any or all of the signatures on a certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Fund with the same effect as if such person were such officer, transfer agent or registrar at the date of issue.

     Lost Certificates. The Board of Directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Fund alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or such owner's legal representative, to advertise the same in such manner as the Board of Directors shall require and/or to give the Fund a bond in such sum as it may direct as indemnity against any claim that may be made against the Fund on account of the alleged loss, theft or destruction of such certificate or the issuance of such new certificate.

                                   ARTICLE VI

                                  MISCELLANEOUS

     Filing. These Bylaws and any amendment or supplement hereto shall be filed in such places as may be required or as the Directors deem appropriate. Each amendment or supplement shall be accompanied by a certificate signed and acknowledged by the Secretary stating that such action was duly taken in a manner provided herein, and shall, upon insertion in the Fund's minute book, be conclusive evidence of all amendments contained therein.

     Governing Law. These Bylaws and the rights of all parties and the validity and construction of every provision hereof shall be subject to and construed according to the laws of the state in which the Fund was formed, although such law shall not be viewed as limiting the powers otherwise granted to the Directors hereunder and any ambiguity shall be viewed in favor of such powers.

     Section 1. Provisions in Conflict with Law or Regulation.

               (a) The provisions of these Bylaws are severable, and if the Directors shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these Bylaws; provided, however, that such determination shall not affect any of the remaining provisions of these Bylaws or render invalid or improper any action taken or omitted prior to such determination.

               (b) If any provision of these Bylaws shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of these Bylaws in any jurisdiction.

                                  ARTICLE VII

                               AMENDMENT OF BYLAWS

     Amendment and Repeal of Bylaws. The Directors shall have the exclusive power to amend or repeal the Bylaws or adopt new Bylaws at any time. Except as may be required by applicable law or the Charter, action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of the Directors. The Directors shall in no event adopt Bylaws which are in conflict with the Charter, and any apparent inconsistency shall be construed in favor of the related provisions in the Charter.